Exhibit 1.3

Premium Nickel Resources Ltd.

BY-LAW NO. 1

TABLE OF CONTENTS

		Page

Section 1 DEFINITIONS		1
Section 2 REGISTERED OFFICE		2
Section 3 SEAL		2
Section 4 DIRECTORS		2

4.1	Number	2
4.2	Vacancies	3
4.3	Powers	3
4.4	Duties	3
4.5	Qualification	3
4.6	Term of Office	3
4.7	Election	4
4.8	Consent to Election	4
4.9	Removal	4
4.10	Vacation of Office	4
4.11	Validity of Acts	4

Section 5 MEETINGS OF DIRECTORS		5

5.1	Place of Meeting	4
5.2	Notice	5
5.3	Waiver of Notice	5
5.4	Omission of Notice	5
5.5	Electronic, Telephone Participation Etc.	5
5.6	Adjournment	6
5.7	Quorum and Voting	6
5.8	Resolution in Lieu of Meeting	6

Section 6 COMMITTEES OF DIRECTORS		6

6.1	General	6
6.2	Audit Committee	7

Section 7 REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES		8
Section 8 SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL		8
Section 9 CONFLICT OF INTEREST		8
Section 10 FOR THE PROTECTION OF DIRECTORS AND OFFICERS		9
Section 11 INDEMNITIES TO DIRECTORS AND OTHERS		9
Section 12 OFFICERS		10

12.1	Appointment of Officers	10
12.2	Removal of Officers and Vacation of Office	10
12.3	Vacancies	10
12.4	Chairman of the Board	11
12.5	President	11
12.6	Vice-President	11

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TABLE OF CONTENTS

(continued)

12.7	Secretary	11
12.8	Treasurer	11
12.9	Assistant Secretary and Assistant Treasurer	12
12.10	Managing Director	12
12.11	Duties of Officers may be Delegated	12
12.12	Agents and Attorneys	12

Section 13 SHAREHOLDERS’ MEETINGS		12

13.1	Annual Meeting	12
13.2	Special Meetings	13
13.3	Meeting on Requisition of Shareholders	13
13.4	Meetings held by Electronic Means and Electronic Voting	13
13.5	Notice	13
13.6	Waiver of Notice	13
13.7	Omission of Notice	13
13.8	Shareholder List	14
13.9	Record Dates	14
13.10	Chairman of the Meeting	14
13.11	Votes	15
13.12	Right to Vote	15
13.13	Proxies	16
13.14	Adjournment	16
13.15	Quorum	17
13.16	Persons Entitled to be Present	17
13.17	Resolution in Lieu of Meeting	17
13.18	Advance Notice, Advance Notice of Shareholder Nominations and Proposals	17

Section 14 SHARES AND TRANSFERS		20

14.1	Issuance	20
14.2	Security Certificates	20
14.3	Agent	20
14.4	Dealings with Registered Holder	20
14.5	Defaced, Destroyed, Stolen or Lost Security Certificates	21
14.6	Enforcement of Lien for Indebtedness	21
14.7	Electronic, Book-Based or Other Non-Certificated Registered Positions	21

Section 15 DIVIDENDS		22

15.1	Dividends	22
15.2	Joint Shareholders	22
15.3	Dividend Payments	22

Section 16 VOTING SECURITIES IN OTHER BODIES CORPORATE		22
Section 17 NOTICES, ETC.		23

17.1	Service	23
17.2	Failure to Locate Shareholder	23
17.3	Shares Registered in More than one Name	23
17.4	Persons Becoming Entitled by Operation of Law	23
17.5	Signatures upon Notices	24
17.6	Computation of Time	24
17.7	Proof of Service	24

Section 18 CUSTODY OF SECURITIES		24
Section 19 EXECUTION OF CONTRACTS, ETC.		24
Section 20 FISCAL PERIOD		25
Section 21 BORROWING		25

21.1	Authority of Directors	25
21.2	Delegation by Directors	25
21.3	Other Borrowing Powers	25

Section 22 REPEAL OF PREVIOUS BY-LAWS		25

ii

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of Premium Nickel Resources Ltd. (hereinafter called the “Corporation”) is made as follows:

Section 1

DEFINITIONS

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act (Ontario) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(b)	“Affiliate” has the meaning given to it in the Act.

(c)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province or territory of Canada.

(d)	“Associate” has the meaning given to it in the Act.

(e)	“Beneficial Ownership” has the meaning given to it in the Act, and “beneficially owns” and “beneficially owned” have corresponding meanings.

(f)	“Board” or “board” means the board of directors of the Corporation.

(g)	“by-laws” or “By-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(h)	“Close of Business” means 5:00 p.m. (Toronto time) on a business day in that city.

(i)	“Director Nomination” means the nomination of one or more individuals for the election of directors to the Board made (a) by or at the direction of the Board in a notice of meeting or any supplement thereto; (b) before the meeting by or at the direction of the Board; or (c) by a shareholder of the Corporation in accordance with Section 13.17.

(j)	“Meeting” means an annual meeting, an annual and special meeting or a special meeting (which is not an annual and special meeting) called for the purpose of electing directors by the Corporation’s shareholders entitled to vote on such matters.

(k)	“Meeting Notice Date” means the date on which the first notice to the shareholders or first Public Announcement of the date of the meeting was issued by the Corporation.

(l)	“NI 51-102” means National Instrument 51-102 (Continuous Disclosure Obligations).

(m)	“Nominating Shareholder” has the meaning given to it in Section 13.17(b).

(n)	“Nomination Notice” has the meaning given to it in Section 13.17(b).

(o)	“Person” has the meaning given to it in the Act.

(p)	“Public Announcement” means disclosure in a (a) press release reported in a national news service in Canada or (b) a document publicly filed by the Corporation or its transfer agent and registrar under the Corporation’s profile on SEDAR.

(q)	“SEDAR” means the System for Electronic Document Analysis and Retrieval at www.sedar.com.

(r)	“STA” means the Securities Transfer Act (Ontario) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(s)	all terms used in the by-laws that are defined in the Act and are not otherwise defined in the by-laws shall have the meanings given to such terms in the Act;

(t)	words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; and

(u)	the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

Section 2

REGISTERED OFFICE

The Corporation shall at all times have a registered office in Ontario. The initial registered office of the Corporation shall be 100 King Street West, Suite 3400, One First Canadian Place, Toronto, Ontario, Canada, M5X 1A4. The Corporation may at any time by special resolution of its directors change the location of its registered office within Ontario.

Section 3

SEAL

The directors may by resolution from time to time adopt and change a corporate seal of the Corporation.

Section 4

DIRECTORS

4.1	Number

The number of directors shall be the number fixed by the articles, or where the articles specify a variable number, the number shall not be less than the minimum and not more than the maximum number so specified, and in either case shall not be fewer than three individuals so long as the Corporation remains an “offering corporation” as defined in the Act. Where a minimum and maximum number of directors of the Corporation is provided for in its articles, the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. So long as the Corporation remains an “offering corporation”, at least one third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.2	Vacancies

Subject to section 124 of the Act, a quorum of directors may fill a vacancy among the directors. If there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

A director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

4.3	Powers

The directors shall manage or supervise the management of the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not expressly directed or required to be done in some other manner by the Act, the articles, the by-laws, any special resolution of the shareholders of the Corporation, or by statute.

4.4	Duties

Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.5	Qualification

The following persons are disqualified from being a director of the Corporation:

(a)	a person who is less than 18 years of age;

(b)	a person who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere;

(c)	a person who is not an individual; and

(d)	a person who has the status of bankrupt.

Unless the articles otherwise provide, a director of the Corporation is not required to hold shares issued by the Corporation.

4.6	Term of Office

A director’s term of office (subject to any applicable provisions of the Corporation’s articles and subject to the election of such director for an expressly stated term) shall be from the date such director is elected or appointed until the close of the first annual meeting of shareholders following such director’s election or appointment or until a successor to such director is elected or appointed.

4.7	Election

Subject to sections 119, 120 and 124 of the Act, the shareholders of the Corporation shall, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election but, if qualified, is eligible for re-election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles or by section 125 of the Act by reason of the disqualification, incapacity or death of any candidates, the directors elected at that meeting if they constitute a quorum, may exercise all the powers of the directors, pending the holding of a meeting of shareholders in accordance with subsection 124(3) of the Act.

4.8	Consent to Election

Subject to section 119 of the Act, the election or appointment of a director is not effective unless the person elected or appointed consents in writing before or within 10 days after the election or appointment.

4.9	Removal

Subject to sections 120 and 122 of the Act, the shareholders of the Corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office before the expiration of his or her term of office and may, subject to section 124 of the Act, elect any person in his or her stead for the remainder of the director’s term.

4.10	Vacation of Office

A director of the Corporation ceases to hold office when:

(a)	the director dies or, subject to subsection 119(2) of the Act, resigns;

(b)	the director is removed from office in accordance with section 122 of the Act; or

(c)	the director becomes disqualified under subsection 118(1) of the Act.

A resignation of a director becomes effective at the time a written resignation is received by the Corporation, or at the time specified in the resignation, whichever is later.

4.11	Validity of Acts

An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in his or her appointment, election or qualification.

Section 5

MEETINGS OF DIRECTORS

5.1	Place of Meeting

Unless the articles otherwise provide, meetings of directors and of any committee of directors may be held at any place within or outside Ontario, and in any financial year of the Corporation, a majority of the meetings of the board of directors need not be held at a place within Canada. A meeting of directors may be convened by the Chairman of the Board (if any), the President (if any) or any director at any time and the Secretary (if any) or any other officer or any director shall, as soon as reasonably practicable following receipt of a direction from any of the foregoing, send a notice of the applicable meeting to the directors. A quorum of the directors may, at any time, call a meeting of the directors for the transaction of any business the general nature of which is specified in the notice calling the meeting.

5.2	Notice

Notice of the time and place for the holding of any meeting of directors or of any committee of directors shall be sent to each director, or each director who is a member of such committee, as the case may be, not less than 48 hours before the time of the meeting; provided that a meeting of directors, or of any committee of directors, may be held at any time without notice if all the directors or members of such committee are present (except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors waive notice of the meeting.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

5.3	Waiver of Notice

Notice of any meeting of directors or of any committee of directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by facsimile or electronic mail addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.4	Omission of Notice

The accidental omission to give notice of any meeting of directors or of any committee of directors or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

5.5	Electronic, Telephone Participation Etc.

If all of the directors of the Corporation consent, a director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously. A director’s consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board or a committee thereof held while the director holds office. A director participating in such a meeting by such means is deemed for the purposes of the Act and this by-law to be present at that meeting.

5.6	Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

5.7	Quorum and Voting

A majority of the number of directors shall constitute a quorum for the transaction of business. If the Corporation has fewer than three directors, all of the directors must be present at any meeting of directors to constitute a quorum. Subject to subsection 124(1) of the Act, directors shall not transact business at a meeting of directors unless a quorum is present. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting in addition to his or her original vote shall not have a second or casting vote.

5.8	Resolution in Lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the Act and this by-law relating to meetings of directors.

Section 6

COMMITTEES OF DIRECTORS

6.1	General

The directors may from time to time appoint from their number a managing director, or a committee of directors, and may delegate to such managing director or such committee any of the powers of the directors, except that (unless the Act otherwise permits) no managing director or committee shall have the authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor or appoint or remove any of the chief executive officers, however designated, the chief financial officer, however designated, the chair or the president of the Corporation;

(c)	subject to section 184 of the Act, issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission referred to in section 37 of the Act;

(g)	approve a management information circular referred to in Part VIII of the Act;

(h)	approve a take-over bid circular, directors’ circular or issuer bid circular referred to in Part XX of the Securities Act (Ontario);

(i)	approve any financial statements referred to in clause 154(1)(b) of the Act and Part XVIII of the Securities Act (Ontario);

(j)	approve an amalgamation under section 177 of the Act or an amendment to the articles under subsection 168(2) or (4) of the Act;

(k)	adopt, amend or repeal by-laws of the Corporation; or

(l)	exercise any other power which under the Act a committee of directors has no authority to exercise.

6.2	Audit Committee

Subject to subsection 158(1.1) of the Act, so long as the Corporation remains an “offering corporation”, as defined in the Act, the board shall appoint from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, to hold office until the next annual meeting of the shareholders. At any time when the Corporation is not an offering corporation, the directors may (but shall not be required to) appoint from among their number an audit committee to be composed of such number of directors as may be determined by the board from time to time in accordance with the Act.

Each member of the audit committee shall serve at the pleasure of the board and, in any event, only so long as such member shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any requirements imposed by the board from time to time.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat, and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the audit committee.

The audit committee shall review the financial statements of the Corporation referred to in section 154 of the Act, and shall report thereon to the board before such financial statements are approved under section 159 of the Act, and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

Section 7

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Subject to the articles, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his or her capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

Section 8

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and subject to the Act, any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or other applicable law or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

Section 9

CONFLICT OF INTEREST

A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or proposed transaction with the Corporation, or who is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or proposed transaction with the Corporation, shall disclose, in writing to the Corporation or by requesting to have entered in the minutes of meetings of directors, the nature and extent of his or her interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall attend any part of a meeting of directors during which the contract or transaction is discussed, and no such director shall vote on any resolution to approve such contract or transaction. If a material contract is made or a material transaction is entered into between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he or she has a material interest, the director or officer is not accountable to the Corporation or its shareholders for any profit or gain realized from the contract or transaction, and the contract is neither void nor voidable, by reason only of that relationship or by reason only that a director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with the Act, and the contract or transaction was reasonable and fair to the Corporation at the time it was approved.

Even if these conditions are not met, a director or officer, acting honestly and in good faith, is not accountable to the Corporation or to its shareholders for any profit or gain realized from any such contract or transaction, by reason only of his or her holding the office of director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was approved, is not by reason only of the director’s or officer’s interest therein void or voidable, where the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that purpose, and the nature and extent of the director’s or officer’s interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in the information circular.

Section 10

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

No director or officer of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever that may happen in the execution of the duties of such director’s or officer’s respective office of trust or in relation thereto, unless the same shall happen by or through the director’s or officer’s failure to exercise the powers and to discharge the duties of office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability under the Act. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact that the director or officer is a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Section 11

INDEMNITIES TO DIRECTORS AND OTHERS

(1)	The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, or any other individual permitted by the Act to be so indemnified in the manner and to the fullest extent permitted by the Act. Without limiting the generality of the foregoing, subject to section 136 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including costs incurred in the defence of an action or proceeding and an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2)	The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 11(1). The individual shall repay the money if the individual does not fulfill the conditions of Section 11(3).

(3)	The Corporation shall not indemnify an individual under Section 11(1) unless the individual:

(i)	acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)	The Corporation shall, subject to the Act, with the approval of a court, indemnify an individual referred to in Section 11(1), or advance moneys under Section 11(2), in respect of an action by or on behalf of the Corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in Section 11(1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in Section 11(3).

(5)	The Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 11(1) against any liability incurred by that individual to the extent permitted by the Act.

Section 12

OFFICERS

12.1	Appointment of Officers

Subject to the articles, the directors annually or as often as may be required may appoint from among themselves a Chairman of the Board (either on a full-time or part-time basis) and may appoint a President, one or more Vice- Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and one or more assistants to any of the officers so appointed. None of such officers except the Chairman of the Board needs to be a director of the Corporation although a director may be appointed to any office of the Corporation. Two or more offices of the Corporation may be held by the same person. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer, employee or agent.

12.2	Removal of Officers and Vacation of Office

Subject to the articles, all officers, employees and agents shall be subject to removal by resolution of the directors at any time, with or without cause.

An officer of the Corporation ceases to hold office when such officer dies, resigns or is removed from office. A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

12.3	Vacancies

If the office of Chairman of the Board, President, Vice-President, Secretary, Treasurer, or any other office created by the directors pursuant to Section 12.1 hereof shall be or become vacant by reason of death, resignation, removal from office or in any other manner whatsoever, the directors may appoint an individual to fill such vacancy.

12.4	Chairman of the Board

The Chairman of the Board (if any) shall, if present, preside as chairman at all meetings of the board and at all meetings of the shareholders of the Corporation. The Chairman of the Board shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors.

12.5	President

The President (if any) shall, unless otherwise determined by resolution of the board, be the chief executive officer of the Corporation and shall, subject to the direction of the board, exercise general supervision and control over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside as chairman at all meetings of directors and the shareholders of the Corporation. The President shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

12.6	Vice-President

The Vice-President (if any) or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or shareholders. The Vice-President or, if more than one, the Vice-Presidents shall sign such contracts, documents or instruments in writing as require his, her or their signatures and shall have such other powers and shall perform such other duties as may from time to time be assigned to him, her or them by resolution of the directors.

12.7	Secretary

Unless another officer has been appointed for that purpose, the Secretary (if any) shall give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so and shall, subject to the provisions of the Act, maintain the records referred to in section 140 of the Act. The Secretary shall sign such contracts, documents or instruments in writing as require the signature of the Secretary and shall have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by resolution of the directors or as are incident to the office of the Secretary.

12.8	Treasurer

Subject to the provisions of any resolution of the directors, the Treasurer (if any) or such other officer who has been appointed for that purpose shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct; provided that the Treasurer may from time to time arrange for the temporary deposit of moneys of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so directed by the board for the purpose of facilitating transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so directed. Unless another officer has been appointed for that purpose, the Treasurer shall prepare and maintain adequate accounting records. The Treasurer shall sign such contracts, documents or instruments in writing as require the signature of the Treasurer and shall have such other powers and shall perform such other duties as may from time to time be assigned to such person by resolution of the directors or as are incident to the office of the Treasurer. The Treasurer may be required to give such bond for the faithful performance of his or her duties as the directors in their sole discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

12.9	Assistant Secretary and Assistant Treasurer

The Assistant Secretary (if any) or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer (if any) or, if more than one, the Assistant Treasurers in order of seniority, shall assist the Secretary and Treasurer, respectively, in the performance of his or her duties and shall be vested with all the powers and shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or, if more than one, the Assistant Secretaries and the Assistant Treasurer or, if more than one, the Assistant Treasurers shall sign such contracts, documents or instruments in writing as require his, her or their signatures, respectively, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him, her or them by resolution of the directors.

12.10	Managing Director

The Managing Director (if any) shall conform to all lawful orders given to him or her by the directors and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation.

12.11	Duties of Officers may be Delegated

In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

12.12	Agents and Attorneys

The Corporation shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

Section 13

SHAREHOLDERS’ MEETINGS

13.1	Annual Meeting

Subject to the articles, the annual meeting of the shareholders of the Corporation shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

13.2	Special Meetings

The directors of the Corporation may at any time call a special meeting of shareholders to be held at such place in or outside Ontario as the directors may determine.

13.3	Meeting on Requisition of Shareholders

The holders of not less than 5% of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. Subject to subsection 105(3) of the Act, upon receipt of the requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition. If the directors do not within 21 days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting.

13.4	Meetings held by Electronic Means and Electronic Voting

Subject to the articles, a meeting of the shareholders of the Corporation may be held by telephonic or electronic means (as defined in the Act) and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed, for purposes of the Act and this by-law, to be present at the meeting.

13.5	Notice

A notice in writing of a meeting of shareholders, stating the day, hour and place of the meeting and if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment on that business and (ii) the text of any special resolution or by-law to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or its transfer agent as a shareholder, to each director of the Corporation and to the auditor of the Corporation not less than 21 days so long as the Corporation remains an “offering corporation” (as defined in the Act), or in the case of a non-offering corporation not less than 10 days, but in either case not more than 50 days before the meeting.

13.6	Waiver of Notice

Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by facsimile or other form of recorded electronic transmission addressed to the Corporation or in any other manner and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend at a meeting of shareholders is a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

13.7	Omission of Notice

The accidental omission to give notice of any meeting of shareholders to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

13.8	Shareholder List

The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

(a)	if a record date for determining shareholders entitled to receive notice of the meeting has been fixed, not later than 10 days after such record date; or

(b)	if no record date has been fixed, on the record date established in accordance with Section 13.9.

A shareholder whose name appears on such list is entitled to vote the shares shown opposite the shareholder’s name at the meeting to which the list relates.

13.9	Record Dates

Subject to subsection 95(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

Subject to subsection 95(4) of the Act, the directors may also fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 30 days the date on which the meeting is to be held.

If no record date is fixed,

(a)	the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be,

(i)	at the Close of Business on the last business day preceding the day on which the notice is given, or

(ii)	if no notice is given, the day on which the meeting is held; and

(b)	the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the Close of Business on the day on which the directors pass the resolution relating to that purpose.

13.10	Chairman of the Meeting

In the absence of the Chairman of the Board (if any), the President (if any) and any Vice-President (who is a director), the shareholders present and entitled to vote shall elect a director of the Corporation as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall elect one of their number to be chairman.

13.11	Votes

Votes at meetings of shareholders may be cast either personally or by proxy. Subject to the Act and Section 13.11, every question submitted to any meeting of shareholders shall be decided on a show of hands, except when a ballot is required by the chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting or is otherwise required by the Act. A shareholder or proxyholder may demand a ballot either before or after any vote by a show of hands. At every meeting at which shareholders are entitled to vote, each shareholder present on his or her own behalf and every proxyholder present shall have one vote. Upon any ballot at which shareholders are entitled to vote, each shareholder present on his or her own behalf or by proxy shall (subject to the provisions, if any, of the articles) have one vote for every share registered in the name of such shareholder. In the case of an equality of votes under this Section, the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxyholder.

At any meeting of shareholders, unless a ballot is demanded, an entry in the minutes of a meeting of shareholders, following a vote on the applicable motion by a show of hands, to the effect that the chairman of the meeting declared a motion to be carried is admissible in evidence as proof of the fact, in the absence of evidence to the contrary, without proof of the number or proportion of the votes recorded in favour of or against the motion, although the chairman may direct that a record be kept of the number or proportion of votes in favour of or against the motion for any purpose the chairman of the meeting considers appropriate.

If at any meeting a ballot is demanded on the election of a chairman for the meeting or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

13.12	Right to Vote

Unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

Where a body corporate or a trust, association or other unincorporated organization is a shareholder of the Corporation, any individual authorized by a resolution of the directors of the body corporate or the directors, trustees or other governing body of the association, trust or unincorporated organization, to represent it at meetings of shareholders of the Corporation shall be recognized as the person entitled to vote at all such meetings of shareholders in respect of the shares held by such body corporate or by such trust, association or other unincorporated organization and the chairman of the meeting may establish or adopt rules or procedures in relation to the recognition of a person to vote shares held by such body corporate or by such trust, association or other unincorporated organization.

Where a person holds shares as a personal representative, such person or his or her proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him or her, and the chairman of the meeting may establish or adopt rules or procedures in relation to the recognition of such person to vote the shares in respect of which such person has been appointed as a personal representative.

Where a person mortgages, pledges or hypothecates his or her shares, such person or such person’s proxy is the person entitled to vote at all meetings of shareholders in respect of such shares so long as such person remains the registered owner of such shares unless, in the instrument creating the mortgage, pledge or hypothec, the person has expressly empowered the person holding the mortgage, pledge or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or such holder’s proxy is the person entitled to vote in respect of the shares and the chairman of the meeting may establish or adopt rules or procedures in relation to the recognition of the person holding the mortgage, pledge or hypothec as the person entitled to vote in respect of the applicable shares.

Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present on their own behalf or by proxy, vote, they shall vote as one on the shares jointly held by them and the chairman of the meeting may establish or adopt rules or procedures in that regard.

13.13	Proxies

Every shareholder, including a shareholder that is a body corporate or a trust, association or other unincorporated organization, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxyholder shall be in written or printed form or a format generated by telephonic or electronic means and shall be completed and executed, in writing or electronic signature, by the shareholder or by his or her duly authorized attorney and shall conform with the requirements of the Act and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. So long as the Corporation remains an “offering corporation”, as defined in the Act, a proxy appointing a proxyholder to attend and act at a meeting or meetings of shareholders ceases to be valid one year from its date.

The directors may, by resolution, fix a time and specify in a notice calling a meeting of shareholders the time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting of shareholders or an adjournment of the meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or its agent.

The chairman shall conduct the proceedings at the meeting and the chairman’s decision in any matter or thing, including, without limitation, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders.

13.14	Adjournment

Subject to the Act or the articles, the chairman of the meeting may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting of shareholders from time to time and from place to place. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, section 111 of the Act does not apply.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

13.15	Quorum

Two persons present and holding or representing by proxy at least 10% of the shares entitled to vote at the meeting shall be a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for a meeting of shareholders, or within such reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or one shareholder holding a majority of the shares entitled to vote at the meeting, that shareholder present on his or her own behalf or by proxy constitutes a meeting and a quorum for such meeting.

13.16	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

13.17	Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders, except where a written statement is submitted by a director under subsection 123(2) of the Act, or where representations in writing are submitted by an auditor under subsection 149(6) of the Act.

13.18	Advance Notice, Advance Notice of Shareholder Nominations and Proposals

(a)	Nomination Requirements. Subject to the Act, Applicable Securities Laws and the articles of the Corporation, only those individuals named in the Director Nominations will be eligible for the election of directors to the board.

(b)	Timely Notice. A shareholder (the “Nominating Shareholder”) must give written notice of its Director Nominations, the contents of such notice are set out in Section 13.17(d) (such notice, a “Nomination Notice”), to the secretary of the Corporation even if such matter is already the subject of a notice to the shareholders or a Public Announcement. The Nomination Notice must be received by the Corporation:

(i)	in the case of an annual meeting (or an annual and special meeting), not less than 30 days nor more than 65 days before the date of such meeting (except that, if the meeting is to be held on a date that is less than 50 days after the Meeting Notice Date, notice by the Nominating Shareholder shall be made not less than the Close of Business on the 10th day after the Meeting Notice Date); and

(ii)	in the case of a special meeting (which is not an annual and special meeting) called for the purpose of electing directors (whether or not also called for the purpose of conducting other business) not later than the Close of Business on the 15th day after the Meeting Notice Date.

(c)	Delivery of Notice. Notwithstanding any other provision of this by-law, a Nominating Shareholder shall deliver the Nomination Notice to the Corporation’s registered office. A Nomination Notice shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid).

(d)	Shareholder Nominations. A Nomination Notice must include the following information respecting each of the Nominating Shareholder’s nominees:

(i)	each nominee’s name, age, business address and residential address;

(ii)	a statement indicating whether each nominee is a “resident Canadian” as defined in the Act and the regulations made under the Act;

(iii)	each nominee’s present principal occupation, business or employment;

(iv)	each nominee’s principal occupation, business or employment for the five years preceding the notice;

(v)	the number of securities of each class or series of shares of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by each nominee, as of the record date for the meeting (provided that such date shall have then have been made publicly available and shall have occurred) and as of the date of such Nomination Notice;

(vi)	a description of any relationship, agreement, arrangement or understanding (including financial, compensation or indemnity related or otherwise) between the proposed nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the proposed nominee or the Nominating Shareholder, in connection with the proposed nominee’s nomination and election as a director;

(vii)	such other information concerning each nominee as would be required to be disclosed in an information circular soliciting proxies for the election of each nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under the regulations under the Act, NI 51-102 or Form 51-102F5 (Information Circular);

(viii)	the consent of each nominee to being named in the information circular to serve as a director if elected; and

(ix)	any such other information as the Corporation may reasonably require to determine the eligibility of each nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each nominee.

(e)	Additional Nomination Notice Information. A Nomination Notice must include the following information respecting the Nominating Shareholder:

(i)	the name, business address and residential address of the Nominating Shareholder;

(ii)	the number of securities of each class and series of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities, as of the record date for the meeting (provided that such date shall have been made publicly available and shall have occurred) and as of the date of the Nomination Notice;

(iii)	a description of any agreement, arrangement or understanding with respect to between or among the Nominating Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing relating to the Nominating Shareholder’s Director Nominations;

(iv)	full particulars of any direct or indirect interest of the Nominating Shareholder in any contract or transaction (existing or proposed) with the Corporation or any affiliate thereof;

(v)	a description of any agreement, arrangement or understanding (including any derivative or short positions, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nomination Notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of the Corporation;

(vi)	any other information relating to the Nominating Shareholder that would be required to be made in a dissident’s information circular in connection with solicitations of proxies for election of directors under the Act or any Applicable Securities Laws;

(vii)	a representation that the Nominating Shareholder is a registered or beneficial shareholder of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the individual or individuals specified in the Nomination Notice; and

(viii)	a representation whether the Nominating Shareholder intends to deliver an information circular or form of proxy to holders of the Corporation’s outstanding shares or otherwise to solicit proxies from shareholders in support of its Director Nominations.

(f)	Effect of Non-Compliance. Notwithstanding anything in this by-law to the contrary: (i) no Director Nominations shall be made at any meeting except in accordance with the procedures set forth in this Section 13.17. The requirements of this Section 13.17 shall apply to any Director Nominations to be brought before a meeting by a shareholder whether such Director Nominations are to be included in the Corporation’s management information circular under the Act and NI 51-102 or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this Section 13.17 are included to provide the Corporation notice of a shareholder’s intention to bring one or more Director Nominations before a meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to make such Director Nominations before a meeting.

(g)	Waiver. The board may, in its sole discretion, waive any requirement in this Section 13.17.

Section 14

SHARES AND TRANSFERS

14.1	Issuance

Subject to the articles and to section 26 of the Act, shares in the Corporation may be issued at the times and to the persons and for the consideration that the directors determine; provided that a share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

14.2	Security Certificates

Security certificates (if any) shall (subject to compliance with section 56 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed manually, or the signature shall be printed or otherwise mechanically reproduced on the certificate, by at least one director or officer of the Corporation or by a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if he or she were a director or an officer at the date of its issue.

14.3	Agent

For each class of securities and warrants issued by the Corporation, the directors may from time to time by resolution appoint or remove,

(a)	a trustee, transfer agent or other agent to keep the securities register and the register of transfer and one or more persons or agents to keep branch registers; and

(b)	a registrar, trustee or agent to maintain a record of issued certificates and warrants,

and, subject to section 48 of the Act, one person may be appointed for the purposes of both clauses (a) and (b) in respect of all securities and warrants of the Corporation or any class or classes thereof.

14.4	Dealings with Registered Holder

Subject to the Act, the STA and this by-law, the Corporation may treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security.

14.5	Defaced, Destroyed, Stolen or Lost Security Certificates

In the event of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced (together with the surrender of the defaced security certificate), destroyed, stolen or lost. Upon the giving to the Corporation (or if there be an agent, hereinafter in this Section referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of an indemnity bond (or other security approved by the directors) in such form as is approved by the directors or by any officer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any) against all loss, damage or expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such owner, and subject to the STA, a new security certificate shall be issued in replacement of the one defaced, destroyed, stolen or lost, and such issuance may be ordered and authorized by any officer of the Corporation or by the directors.

14.6	Enforcement of Lien for Indebtedness

Subject to subsection 40(2) of the Act and section 66 of the STA, if the articles of the Corporation provide that the Corporation has a lien on the shares registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation, such lien may be enforced by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares. No sale shall be made until such time as the debt ought to be paid and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell on default shall have been served on the holder or such shareholder’s legal representative of the shares subject to the lien and default shall have been made in payment of such debt for seven days after service of such notice. Upon any such sale, the proceeds shall be applied, firstly, in payment of all costs of such sale, and, secondly, in satisfaction of such debt and the residue (if any) shall be paid to the shareholder or as such shareholder shall direct. Upon any such sale, the directors may enter or cause to be entered the purchaser’s name in the securities register of the Corporation as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the purchaser’s name or the name of the purchaser’s legal representative has been entered in the securities register, the validity of the sale shall not be impeached by any person.

14.7	Electronic, Book-Based or Other Non-Certificated Registered Positions

For greater certainty, but subject to section 54 of the Act and the STA, a registered securityholder may have his or her holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent (if any). This by-law shall be read such that a registered holder of securities of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Corporation and its transfer agent (if any) may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a security registration system by electronic, book- based, direct registration system or other non-certificated means.

Section 15

DIVIDENDS

15.1	Dividends

Subject to the articles, the directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)	the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 38 of the Act, the Corporation may pay a dividend in money or property.

15.2	Joint Shareholders

In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments in respect of such securities.

15.3	Dividend Payments

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of such registered holder, or, paid by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs. In the case of joint holders, the cheque or payment shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and, if more than one address is recorded in the Corporation’s security register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic funds transfer as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as any officer or the directors may from time to time prescribe, whether generally or in any particular case.

Section 16

VOTING SECURITIES IN OTHER BODIES CORPORATE

All securities of or other interests in (i) any other body corporate or (ii) any trust, association or other unincorporated organization carrying voting rights and held from time to time by the Corporation may be voted at all meetings of shareholders, unitholders, bondholders, debenture holders or holders of such securities or other interests, as the case may be, of such other (i) body corporate or (ii) trust, association or other unincorporated organization, and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. Any officer of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and arrange for the issuance of voting certificates or other evidence of the right to vote in such names as such officer may determine, without the necessity of a resolution or other action by the directors.

Section 17

NOTICES, ETC.

17.1	Service

Any notice or document required by the Act, the articles, the by-laws or otherwise to be sent to any shareholder or director of the Corporation may be delivered personally to, or sent by pre-paid mail addressed to:

(a)	the shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at the director’s latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

A notice or document sent by mail to a shareholder or director of the Corporation is deemed to be received by the addressee on the fifth day after mailing.

Notwithstanding the foregoing, a notice or document required or permitted to be sent under sections 262 and 263 of the Act may be sent by electronic means in accordance with the Electronic Commerce Act, 2000.

17.2	Failure to Locate Shareholder

If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

17.3	Shares Registered in More than one Name

All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be sent to whichever of such persons is named first in the records of the Corporation and any notice or document so sent shall be sufficient notice of delivery of such document to all the holders of such shares.

17.4	Persons Becoming Entitled by Operation of Law

Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or document in respect of such shares which prior to his or her name and address being entered on the records of the Corporation in respect of such shares shall have been duly sent to the person or persons from whom such person derives his or her title to such shares.

17.5	Signatures upon Notices

The signature of any director or officer of the Corporation upon any notice need not be a manual signature.

17.6	Computation of Time

Where a given number of days’ notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day the notice is sent shall, unless it is otherwise provided by applicable law, be counted in such number of days or other period.

17.7	Proof of Service

A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder, director, officer or auditor of the Corporation or any other person or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation or other person, as the case may be.

Section 18

CUSTODY OF SECURITIES

All securities (including warrants) owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or with such other depositaries or in such other manner as may be determined from time to time by any officer or director.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

Section 19

EXECUTION OF CONTRACTS, ETC.

Contracts, documents or instruments requiring the signature of the Corporation may be signed by any director or officer alone or any person or persons authorized by resolution of the directors and all contracts, documents or instruments so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments generally or to sign specific contracts, documents or instruments.

The corporate seal (if any) of the Corporation may be affixed by any director or officer to contracts, documents or instruments signed by such director or officer as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the directors.

The term “contracts, documents or instruments” as used in this by-law shall include notices, deeds, mortgages, hypothecs, charges, cheques, drafts, orders for the payment of money, notes, acceptances, bills of exchange, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

The signature or signatures of any director or officer or any other person or persons appointed as aforesaid by resolution of the directors may be printed, engraved, lithographed or otherwise mechanically or electronically reproduced upon all contracts, documents or instruments executed or issued by or on behalf of the Corporation and all contracts, documents or instruments on which the signature or signatures of any of the foregoing persons shall be so reproduced, shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments.

Section 20

FISCAL PERIOD

The fiscal period of the Corporation shall terminate on such day in each year as the board may from time to time by resolution determine.

Section 21

BORROWING

21.1	Authority of Directors

The directors may and they are hereby authorized from time to time to, without authorization of the shareholders,

(a)	borrow money upon the credit of the Corporation;

(b)	limit or increase the amount to be borrowed;

(c)	issue, reissue, sell or pledge bonds, debentures, notes or other debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

(d)	give a guarantee on behalf of the Corporation to secure payment or performance of an obligation of any person; and

(e)	mortgage, hypothecate, charge, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation and the undertaking and rights of the Corporation, to secure any such bonds, debentures, notes or other debt obligations, or to secure any present or future borrowing, liability or obligation of the Corporation, including any guarantee given pursuant to Section 21.1(d) above.

21.2	Delegation by Directors

The directors may from time to time by resolution delegate to any one or more directors or officers, or to any committee of directors, of the Corporation all or any of the powers conferred on the directors by Section 21.1 above to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

21.3	Other Borrowing Powers

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any other powers to borrow money for the purposes of the Corporation or to do any other acts or things referred to in Section 21.1 above possessed by its directors or officers pursuant to the articles of the Corporation, any other by-law of the Corporation or applicable law.

Section 22

REPEAL OF PREVIOUS BY-LAWS

The former Articles of the Corporation in force immediately prior to its continuance from the Business Corporations Act (British Columbia) to the Act (the “Former Articles”) are repealed as of the coming into force of this new By-Law No. 1 (the “New By-Law No. 1”). The repeal shall not affect the previous operation of the Former Articles so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, the repealed Former Articles before their repeal.

This New By-Law No. 1 was adopted by the Corporation on July 29, 2022.

/s/ Keith Morrison
Name:	Keith Morrison
Title:	Chief Executive Officer & Director